Exhibit 21.1


                          SUBSIDIARIES OF THE REGISTRANT

                                                             State of Incorporation
Name                                                                                      Assumed Names
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
Noble Component Technologies, Inc.(1)                               Michigan
Monroe Engineering Products, Inc.                                   Michigan
Cass River Coatings, Inc.                                           Michigan              Vassar Industries
Skandy Corp.                                                        Michigan
Utilase Production Process, Inc.                                    Michigan
Noble Metal Forming, Inc.(2)                                        Michigan
Noble Metal Processing, Inc.(3)                                     Michigan
Noble Land Holdings, Inc.                                           Michigan
Noble Canada, Inc.                                              Ontario, Canada
Noble Canada II, Inc.                                           Ontario, Canada
Tiercon Plastics, Inc.(4)                                       Ontario, Canada
Tiercon Coatings, Inc.(5)                                       Ontario, Canada
H & H Steel Processing, Inc.(6)                                     Michigan
Noble Canada Holdings Limited                                 Nova Scotia, Canada
Noble Canada Holdings II Limited                              Nova Scotia, Canada
Noble Components & Systems, Inc.                                    Michigan
Noble Technologies, Inc.                                            Michigan
Noble Metal Processing Canada, Inc.                             Ontario, Canada
Tiercon Industries, Inc.                                        Ontario, Canada

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(1)      Formerly Prestolock International, Ltd.
(2)      Formerly DCT Component Systems, Inc.
(3)      Formerly Utilase, Inc.
(4)      Formerly Triam Plastics, Inc.
(5)      Formerly Centrifugal Coaters, Inc.
(6)      Formerly Utilase Blank Welding Technologies, Inc.